Exhibit 1.1

EXECUTION VERSION

HATTERAS FINANCIAL CORP.

(a Maryland corporation)

17,500,000 Shares of Common Stock

(Par Value $0.001 Per Share)

PURCHASE AGREEMENT

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4.1	Expenses.	23
4.2	Termination of Agreement.	24
Section 5.	Conditions of Underwriters’ Obligations	24
5.1	Effectiveness of Registration Statement; Filing of Prospectus; Payment of Filing Fee.	24
5.2	Opinion of Counsel for the Company.	25
5.3	Opinion of Counsel for the Manager.	25
5.4	Opinion of Counsel for Underwriters.	25
5.5	No Material Adverse Change; Officers’ Certificates.	25
5.6	Accountants’ Comfort Letter.	26
5.7	Bring-down Comfort Letter.	26
5.8	Approval of Listing.	26
5.9	No Objection.	27
5.10	Lock-up Agreements.	27
5.11	Delivery of Prospectus.	27
5.12	Conditions to Purchase of Option Securities.	27
5.13	Additional Documents.	28
5.14	Termination of Agreement.	28
Section 6.	Indemnification	28
6.1	Indemnification of Underwriters.	28
6.2	Indemnification of Company, the Manager and Directors and Officers.	29
6.3	Actions against Parties; Notification.	30
6.4	Settlement Without Consent if Failure to Reimburse.	30
Section 7.	Contribution	30
Section 8.	Representations, Warranties and Agreements to Survive Delivery	32
Section 9.	Termination of Agreement	32
9.1	Termination; General.	32
9.2	Liabilities.	32
Section 10.	Default by One or More of the Underwriters	33
Section 11.	Notices	33
Section 12.	No Advisory or Fiduciary Relationship	34
Section 13.	Parties	34
Section 14.	Governing Law and Time	34
Section 15.	General Provisions	35

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HATTERAS FINANCIAL CORP.

(a Maryland corporation)

17,500,000 Shares of Common Stock

(Par Value $0.001 Per Share)

PURCHASE AGREEMENT

March 27, 2012

CREDIT SUISSE SECURITIES (USA) LLC

DEUTSCHE BANK SECURITIES INC.

KEEFE, BRUYETTE & WOODS, INC.

MORGAN STANLEY & CO. LLC

WELLS FARGO SECURITIES, LLC

As Representatives of the several Underwriters

Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, New York 10010

and

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

and

Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue

New York, New York 10019

and

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

and

Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Ladies and Gentlemen:

Hatteras Financial Corp., a Maryland corporation (the “Company”) and Atlantic Capital Advisors LLC, a North Carolina limited liability company and the manager of the Company (the “Manager”), confirm their respective agreements with Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Keefe, Bruyette & Woods, Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Keefe, Bruyette & Woods, Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of 17,500,000 shares of common stock, par value $0.001 per share, of the Company (“Common Stock”), and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2.2 hereof to purchase all or any part of 2,625,000 additional shares of Common Stock. The aforesaid 17,500,000 shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 2,625,000 shares of Common Stock subject to the option described in Section 2.2 hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-179805), including the related preliminary prospectus or prospectuses, which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement covers the registration of the Securities under the 1933 Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) of the 1933 Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus used in connection with the offering of the Securities that omitted Rule 430B Information, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement and any prospectus supplement that forms a part thereof, is herein called a “Preliminary Prospectus.” Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement and any prospectus supplement that forms a part thereof, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “1934 Act”) which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be.

Section 1. Representations and Warranties and Agreements

1.1 Representations and Warranties and Agreements by the Company and the Manager. The Company and the Manager, jointly and severally, hereby represent and warrant to each Underwriter as of the date hereof, the Applicable Time referred to in Section 1.1(b) hereof and as of the Closing Time referred to in Section 2.3 hereof, and as of each Date of Delivery (if any) referred to in Section 2.2 hereof, and agree with each Underwriter, as follows:

(a) Status as a Well-Known Seasoned Issuer. (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act Regulations and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement”. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.

At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(b) Registration Statement, Prospectus and Disclosure at Time of Sale. The Original Registration Statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”) on February 29, 2012, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company or the Manager, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. Neither the Company nor the Manager has distributed any offering material in connection with the offering or sale of the Securities other than the Registration Statement, the Preliminary Prospectus, if any, the General Disclosure Package (as defined below) and the Prospectus.

Any offer that is a written communication relating to the Securities made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each Preliminary Prospectus (including the prospectus filed as part of the Original Registration Statement or any amendment thereto) complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations and each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time (as defined below) and as of the Closing Time, neither (A) the Issuer-Represented General Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time (as defined below), the information included on Schedule C hereto and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”) nor (B) any individual Issuer-Represented Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 8:45 a.m. (Eastern time) on March 27, 2012 or such other time as agreed by the Company and the Representatives.

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors (other than a Bona Fide Electronic Road Show (as defined below)), as evidenced by its being specified in Schedule B hereto.

“Issuer-Represented Limited Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus. The term Issuer-Represented Limited Use Free Writing Prospectus also includes any “bona fide electronic road show” as defined in Rule 433, that is made available without restriction pursuant to Rule 433(d)(8)(ii) (the “Bona Fide Electronic Road Show”), even though not required to be filed with the Commission.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until the issuer notified or notifies the Representatives otherwise, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer-Represented Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(c) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Prospectus, (a) at the time the Original Registration Statement became effective, (b) at the earlier of time the Prospectus was first used and the date and time of the first contract of sale of Securities in this offering and (c) at the Closing Time (and if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d) Independent Accountants. Ernst & Young LLP, the accounting firm that certified the financial statements and supporting schedules of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, is, and was during the period covered by its report, an independent registered public accounting firm as required by the 1933 Act, the 1933 Act Regulations and the Public Company Accounting Oversight Board (United States). With respect to the Company, Ernst & Young LLP is not and has not been in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the Commission (“Sarbanes-Oxley Act”).

(e) Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the books and records of the Company. No other financial statements or schedules are required to be included in the Registration Statement. To the extent applicable, all disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act, the rules and regulations of the 1934 Act Regulations and Item 10 of Regulation S-K under the 1933 Act, as applicable.

(f) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, as of the date hereof and the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery) (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company, (C) there has been no obligation, contingent or otherwise, directly or indirectly incurred by the Company that could reasonably be likely to have a Material Adverse Effect and (D) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or repurchase or redemption by the Company for any class of its capital stock.

(g) Good Standing of the Company and the Manager. The Company is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Maryland, with requisite corporate power and authority to own, lease or operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to execute and deliver this Agreement and to consummate the transactions contemplated hereby (including the issuance, sale and delivery of the Securities); the Manager is a limited liability company duly organized and validly existing and in good standing under the laws of the state of North Carolina, with requisite limited liability company power and authority to own, lease or operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

(h) No Subsidiaries. The Company does not, and as of the Closing Time will not, own or control, directly or indirectly, any corporation, association or other entity.

(i) Capitalization. As of the date hereof and at the Closing Time, the Company had an authorized capitalization as described in the Registration Statement, the General Disclosure Package and the Prospectus. All of the issued and outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid, and have not been issued in violation of or subject to any pre-emptive right or other similar right of stockholders arising by operation of law, under the charter of the Company, under any agreement to which the Company is a party or otherwise; except as disclosed in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital shares of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital shares or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue or sell any capital shares, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options.

(j) Authorization of the Securities. The Securities have been duly authorized for issuance, sale and delivery pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance, sale and delivery of the Securities by the Company are not subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders arising by operation of law, under the charter of the Company, under any agreement to which the Company is a party or otherwise and are registered pursuant to Section 12 of the 1934 Act and the rules and regulations thereunder.

(k) Description of Securities. The capital stock of the Company, including the Securities, conforms and will conform in all material respects to the description thereof contained in the Registration Statement, General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same. The certificates for the Securities are in due and proper form and the holders of the Securities will not be subject to personal liability by reason of being such holders. The Common Stock is listed on the New York Stock Exchange (the “NYSE”).

(l) Foreign Qualified. Each of the Company and the Manager is duly qualified or licensed by, and is in good standing in, each jurisdiction in which it conducts its business, or in which it owns or leases property or maintains an office and in which such qualification or licensing is necessary and in which the failure, individually or in the aggregate, to be so qualified or licensed could reasonably be expected to have a Material Adverse Effect.

(m) Title to Property. Each of the Company and the Manager has legal, valid and defensible title to all assets and properties reflected as owned by them in the Registration Statement, the General Disclosure Package and the Prospectus, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or as could not reasonably be expected to have a Material Adverse Effect; the Company owns no real property; any personal property held under lease by the Company and the Manager is held under a lease that is valid, existing and enforceable by the Company and the Manager, as the case may be, with such exceptions as are disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or as could not reasonably be expected to have a Material Adverse Effect, and neither the Company nor the Manager has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or the Manager, as the case may be, under any such lease.

(n) Possession of Intangibles. To the knowledge of the Company or the Manager, each of the Company and the Manager owns or possesses such licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intangibles”), as are necessary to entitle the Company and the Manager to conduct the Company’s business described in the Registration Statement, the General Disclosure Package and the Prospectus, and neither the Company nor the Manager has received written notice of any infringement of or conflict with (and neither the Company nor the Manager knows of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could reasonably be expected to have a Material Adverse Effect.

(o) ERISA and Other Laws. Neither the Company nor the Manager has violated, or received notice of any violation with respect to, any law, rule, regulation, order, decree or judgment applicable to it and its business, including those relating to transactions with Affiliates (as defined below), environmental, safety or similar laws, federal or state laws relating to discrimination in the hiring, promotion or pay of employees, federal or state wages and hours law, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or the rules and regulations promulgated thereunder, except for those violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(p) No Unlawful Payments. Neither the Company, the Manager nor, to the knowledge of the Company or the Manager, any officer, director, agent or employee purporting to act on behalf of the Company or the Manager, has at any time, directly or indirectly, (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law (including the Foreign Corrupt Practices Act of 1977, as amended), (iii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company, (iv) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or (v) made any other unlawful payment.

(q) No Outstanding Loans. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding loans or advances or guarantees of indebtedness by the Company to or for the benefit of any of the officers, directors, Affiliates or representatives of the Company or any of the members of the families of any of them.

(r) Finder’s Fees. Neither the Company nor the Manager has incurred any liability for any finder’s fees or similar payments in connection with the transactions contemplated hereby (except pursuant to this Agreement).

(s) Absence of Defaults of the Company and the Manager. The Company is not in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its charter or bylaws (collectively, the “Company Charter Documents”) or in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company is a party or by which it or its assets may be bound or affected, except for such breaches or defaults which would not have a Material Adverse Effect; the Manager is not in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its operating agreement or other organizational documents (collectively, the “Manager Charter Documents”) or in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Manager is a party or by which it or its assets may be bound or affected, except for such breaches or defaults which would not have a Material Adverse Effect.

(t) Absence of Conflicts of the Company and the Manager. The execution, delivery and performance by the Company of this Agreement, and the issuance, sale and delivery of the Securities by the Company and the consummation by the Company of the transactions contemplated hereby, will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the Company Charter Documents, (ii) any provision of any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company is a party or by which it or its respective properties may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Company, except in the case of clauses (ii) or (iii) for such conflicts, breaches or defaults which have been validly waived or would not reasonably be expected to have a Material Adverse Effect or result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of the Company; the execution, delivery and performance by the Manager of this Agreement and the consummation by the Manager of the transactions contemplated hereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the Manager Charter Documents, (ii) any provision of any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Manager is a party or by which it or its respective properties may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Manager, except in the case of clauses (ii) or (iii) for such conflicts, breaches or defaults which have been validly waived or would not reasonably be expected to have a Material Adverse Effect or result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of the Manager.

(u) Authorization of This Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Manager and is enforceable in accordance with its terms and constitutes a legal, valid and binding agreement of the Company and the Manager enforceable in accordance with its terms, except in each case as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity, and except to the extent that the indemnification provisions hereof or thereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

(v) NYSE Listing. The Securities have been approved for listing on the NYSE, subject only to official notice of issuance.

(w) Descriptions in Registration Statement. The descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required. All agreements between the Company and third parties expressly referenced in the Registration Statement, the General Disclosure Package and Prospectus are legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except as would not reasonably be expected to have a Material Adverse Effect and except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles. The copies of all contracts, agreements, instruments and other documents (including governmental licenses, authorizations, permits, consents and approvals and all amendments or waivers relating to any of the foregoing) that have been previously furnished to the Underwriters or its counsel are complete and genuine and include all material collateral and supplemental agreements thereto.

(x) Possession of Licenses and Permits. To the knowledge of the Company and the Manager, each of the Company and the Manager has all necessary licenses, permits, certificates, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, permits, certificates, authorizations, consents and approvals from other persons required in order to conduct its respective business as described in the Registration Statement, the General Disclosure Package and the Prospectus, except to the extent that any failure to have any such licenses, permits, certificates, authorizations, consents or approvals, to make any such filings or to obtain any such licenses, permits, certificates, authorizations, consents or approvals would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor the Manager is in violation of, or in default under, any such license, permit, certificate, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or the Manager, as applicable, the effect of which could reasonably be expected to have a Material Adverse Effect.

(y) Absence of Proceedings. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company or the Manager, threatened against the Company or the Manager, or any of their respective properties, directors, officers or Affiliates at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except as would not reasonably be expected to have a Material Adverse Effect and would not otherwise be required to be disclosed in the Registration Statement; other than the Underwriters and the officers of the Company, neither the Company nor the Manager has authorized anyone to make any representations regarding the offer and sale of the Securities, or regarding the Company or the Manager in connection therewith; the Company has not received notice of any order or decree preventing the use of the Registration Statement, the General Disclosure Package or the Prospectus or any amendment or supplement thereto, and no proceeding for that purpose has commenced or is pending or, to its knowledge, is contemplated.

(z) Investment Company Act. The Company is not, and after giving effect to the sale of the Securities as contemplated herein and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the

Prospectus under the caption “Use of Proceeds”, will not be required to be registered as, an “investment company” or an entity “controlled” by an “investment company” (as such terms are defined in the Investment Company Act of 1940, as amended) (the “Investment Company Act”).

(aa) No Registration Rights. There are no persons with registration or other similar rights to have any securities registered by the Company under the Securities Act other than as disclosed in the Registration Statement, the General Disclosure Package, and the Prospectus.

(bb) Professional Advice. The Company has not relied on the Underwriters or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Securities.

(cc) Director Independence. Each of the independent directors (or independent directors once appointed) named in the Registration Statement, the General Disclosure Package and Prospectus satisfies the independence standards established by the Commission and the NYSE.

(dd) Description of Policies and Guidelines. The Company’s conflicts of interest, investment allocation and operating policies and investment guidelines described in the Registration Statement, the General Disclosure Package and the Prospectus accurately reflect in all material respects the current intentions of the Company and the Manager with respect to the operation of its business, and no material deviation from such guidelines or policies is currently contemplated.

(ee) Broker/Dealer Status. Neither the Company, the Manager nor any of their Affiliates (other than stockholders of the Company who are not officers or directors of the Company) (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the 1934 Act or the rules and regulations thereunder, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article 1 of the Bylaws of the Financial Industry Regulatory Authority, Inc. (the “FINRA”)) or any member firm of FINRA.

(ff) FINRA Disclosures. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, or to the Company’s knowledge, stockholders of the Company, on the other hand, which is required by the rules of FINRA to be described in the Registration Statement, the General Disclosure Package and the Prospectus which is not so described.

(gg) Absence of Manipulation or Stabilization. None of the Company, the Manager or any of their respective Affiliates (other than stockholders of the Company who are not officers or directors of the Company) has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Securities Act, the 1934 Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(hh) Insurance. Each of the Company and the Manager carries, or is covered by, insurance (issued by insurers of recognized financial responsibility to the knowledge of the Company and the Manager) in such amounts and covering such risks as is appropriate for the conduct of their respective businesses and the value of the assets to be held by them upon the consummation of the transactions contemplated by the Registration Statement, the General Disclosure Package and the Prospectus and as is customary for companies engaged in businesses similar to the business of the Company and the Manager, all of which insurance is in full force and effect.

(ii) Anti-Money Laundering Laws. Neither the Company, the Manager nor to the Company’s or the Manager’s knowledge, any employee or agent of the Company or the Manager, has received or retained any funds in violation of any law, rule or regulation, including without limitation the “know your customer” and anti-money laundering laws of any jurisdiction.

(jj) Certificates Deemed Representations and Warranties. Any certificate signed by any officer of the Company or the Manager delivered to the Underwriters or the Representatives, or to counsel for the Underwriters or Representatives pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company or the Manager, as the case may be, to the Underwriters or Representatives as to the matters covered thereby.

(kk) REIT Status. The Company qualified to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”) for each taxable year commencing with its short taxable year ended December 31, 2007, and its current and proposed method of operation as described in the Registration Statement, the General Disclosure Package and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code; the Company has not taken any action that could cause the Company to fail to qualify as a REIT, and all statements in the Registration Statement, the General Disclosure Package and the Prospectus regarding the Company’s qualification as a REIT are true, complete and correct.

(ll) Tax Opinion. The Company’s representatives have discussed with its counsel, Hunton & Williams LLP, the officer’s certificate supporting the legal opinion as to certain tax matters provided pursuant to Section 5.2 hereof, and where factual representations in such officer’s certificate involve terms defined in the Code, the Treasury regulations thereunder, published rulings of the Internal Revenue Service, or other relevant authority, the Company’s representatives are satisfied after their discussions with their counsel in their understanding of such terms and are capable of making such factual representations.

(mm) Absence of Labor Dispute. No labor dispute with the employees of the Manager exists or, to the knowledge of the Company or Manager, is imminent.

(nn) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the

Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (i) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws, (ii) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Securities are offered, (iii) such as have been obtained in connection with approval of the listing of the Securities on the NYSE or (iv) such as may be required by FINRA.

(oo) Compliance with Cuba Act. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the “Cuba Act”) or is exempt therefrom.

(pp) Taxes. Each of the Company and the Manager has (a) timely filed all material foreign, United States federal, state and local tax returns, information returns, and similar reports that are required to be filed (taking into account valid extensions), and all tax returns are true, correct and complete in all material respects, (b) paid in full all taxes required to be paid by it and any other assessment, fine or penalty levied against it, except for any such tax assessment, fine or penalty that is currently being contested in good faith or as would not have, individually or in the aggregate, a Material Adverse Effect, and (c) established on the most recent balance sheet reserves that are adequate for the payment of all taxes not yet due and payable.

(qq) Absence of Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

(rr) Statistical and Market Data. The statistical and market related data contained in the Registration Statement, General Disclosure Package and the Prospectus are based on or derived from sources which the Company and the Manager believes are reliable and accurate.

(ss) Related Party Transactions. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company, on the other, that is required by the 1933 Act or by the 1933 Regulations to be described in the Registration Statement, the General Disclosure Package and/or the Prospectus and that is not so described.

(tt) Internal Control Over Financial Reporting. Each of the Company and the Manager maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) interactive data in eXtensible Business Reporting

Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company is not aware of (A) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls.

(uu) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act); such disclosure controls and procedures (A) are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms and is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer to allow timely decisions regarding disclosure, and (B) are effective in all material respects to perform the functions for which they were established.

(vv) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ww) OFAC. Neither the Company, nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xx) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with all applicable provisions of the Sarbanes-Oxley Act, including Section 402 of the Sarbanes-Oxley Act related to loans and Sections 302 and 906 thereof related to certifications. The Company is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions. The Company is in compliance with the current listing standards of the NYSE.

(yy) Pending Procedures and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

(zz) Stock Option Grants. All stock option awards granted by the Company have been appropriately authorized by the board of directors of the Company or a duly authorized committee thereof, including approval of the exercise or purchase price or the methodology for determining the exercise or purchase price and the substantive terms of the stock options awards; all stock options granted to employees in the United States reflect the fair market value of the Company’s capital stock as determined under Section 409A of the Code on the date the option was granted (within the meaning of United States Treasury Regulation §1.421-1(c)); no stock option awards granted by the Company have been retroactively granted, or the exercise or purchase price of any stock option award determined retroactively; there is no action, suit, proceeding, formal inquiry or formal investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company in connection with any stock option awards granted by the Company; there is no action, suit, proceeding, formal inquiry or formal investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company in connection with any stock option awards granted by the Company. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting stock options prior to, or otherwise coordinating the grant of stock options with, the release or other public announcement of material information regarding the Company or its results of operations or prospects.

(aaa) No Unauthorized Use of Prospectus. The Company has not distributed and, prior to the later to occur of (i) the Closing Time and (ii) completion of the distribution of the Securities, will not distribute any prospectus (as such term is defined in the 1933 Act and the 1933 Act Regulations) in connection with the offering and sale of the Securities other than the Registration Statement, any Preliminary Prospectus, the Prospectus or other materials, if any, permitted by the 1933 Act or by the 1933 Act Regulations and approved by the Underwriters.

(bbb) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Registration Statement, General Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

Section 2. Sale and Delivery to Underwriters; Closing

2.1 Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share of $26.81, that proportion of the number of Initial Securities which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

2.2 Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 2,625,000 shares of Common Stock at the price per share of $26.81, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

2.3 Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. The Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

2.4 Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

Section 3. Covenants of the Company

The Company and the Manager covenants with each Underwriter as follows:

3.1 Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees. The Company, subject to Section 3.2 hereof, will comply with the requirements of Rule 430B and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement, filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will promptly effect the filings required under Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8) of the 1933 Act Regulations) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

3.2 Filing of Amendments and 1934 Act Documents. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Securities, any term sheet or any amendment, supplement or revision to either any Preliminary Prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus or any Incorporated Document, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the execution of this Agreement to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

3.3 Delivery of Registration Statements. On request, the Company will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Original Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts, and on request will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

3.4 Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 A.M. (New York City time) on or before the second business day following the date of the Prospectus or on such other day as the parties may mutually agree) to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

3.5 Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or file a new registration statement related to the Securities or amend or supplement the General Disclosure Package or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly advise the Underwriters of such event or condition and prepare and file with the Commission, subject to Section 3.2 hereof, such amendment or supplement or new registration statement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements, the Company will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities) and the Company will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request. If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or the Statutory Prospectus or any Preliminary Prospectus (to the extent not superseded) or, when considered together with the General Disclosure Package, included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

3.6 Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement. The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdiction as the Underwriters may request.

3.7 Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security-holders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

3.8 Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the General Disclosure Package and the Prospectus under “Use of Proceeds.”

3.9 Listing. The Company will use its best efforts to effect the listing of the Securities on the NYSE and will file with the NYSE all documents and notices required by the NYSE of companies that have securities that are listed on the NYSE.

3.10 Restriction on Sale of Securities. During a period of 30 days from the date of the Prospectus, each of the Company and the Manager will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell or contract to sell any option or contract to purchase, contract to purchase or purchase any option or contract to sell, grant any option, right or warrant for the sale of or lend or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the shares of Common Stock, whether any such swap or transaction is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus, provided that such options shall not be vested and exercisable within the 30-day period referred to above, (D) any shares of Common Stock issued pursuant to any dividend reinvestment plans, or (E) any registration statement on Form S-8 in respect of securities issued pursuant to the Company’s existing employee benefit plans.

3.11 Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

3.12 Reports and Other Information to be Furnished. The Company will furnish to the Representatives and, upon request, to each of the other Underwriters for a period of five years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed, and (iv) such other information as the Representatives may reasonably request regarding the Company, in each case as soon as such communications, documents or information become available.

3.13 Issuer-Permitted Free Writing Prospectuses. Other than with respect to the Bona Fide Electronic Road Show and the Issuer-Represented General Free Writing Prospectus, the Company represents and agrees that, unless it obtains the prior consent of the Representatives and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission or, in the case of the Company, whether or not required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

3.14 Share Price Manipulation. Each of the Company and the Manager will not, and will cause its officers, directors and employees not to, (i) take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Securities or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other Securities of the Company.

3.15 REIT Qualification. The Company will use its best efforts to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2012 and for its future taxable years, unless a majority of the independent members of the Company’s board of directors determines in good faith that it is no longer in the Company’s best interests to qualify as a REIT.

3.16 Investment Company Act. The Company will use its best efforts to conduct its affairs in such a manner so as to ensure that the Company will not be an “investment company” or an entity “controlled” by an investment company within the meaning of the 1940 Act.

3.17 Undertakings. The Company will comply with all of the provisions of any undertakings in the Registration Statement.

3.18 Transfer Agent. The Company will engage and maintain, at its sole expense, a registrar and transfer agent for the Securities.

3.19 Internal Controls over Financial Reporting. The Company will maintain and keep accurate books and records reflecting its assets and maintain internal accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management’s authorization, (ii) transactions are recorded as necessary to permit the preparation of the Company’s financial statements and to maintain accountability for the assets of the Company, (iii) access to the assets of the Company is permitted only in accordance with management’s authorization and (iv) the recorded accounts of the assets of the Company are compared with existing assets at reasonable intervals.

3.20 Other Controls and Procedures. The Company will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company is made known to them by others within those entities, particularly during the period in which such periodic reports are being prepared.

3.21 Sarbanes-Oxley Act Compliance. The Company will comply with all effective applicable provisions of the Sarbanes-Oxley Act.

Section 4. Payment of Expenses

4.1 Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3.6 hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each Preliminary Prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of aircraft and other transportation chartered in connection with the road show, (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, (xi) the fees and expenses incurred in connection with the listing of the Securities on the NYSE, and (xii) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the sixth paragraph of Section 1.1(b) hereof.

4.2 Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9.1(i) or Section 9.1(iii) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

Section 5. Conditions of Underwriters’ Obligations

The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Manager contained in Section 1 hereof or in certificates of any officer of the Company or the Manager delivered pursuant to the provisions hereof, to the performance by the Company and the Manager of its covenants and other obligations hereunder, and to the following further conditions:

5.1 Effectiveness of Registration Statement; Filing of Prospectus; Payment of Filing Fee. The Registration Statement has

become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

5.2 Opinion of Counsel for the Company. At the Closing Time, the Representatives shall have received the favorable opinions, dated as of the Closing Time, of Hunton & Williams LLP, counsel for the Company, addressed to the Underwriters, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A and Exhibit B hereto. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.

5.3 Opinion of Counsel for the Manager. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Wyatt Early Harris Wheeler LLP, counsel for the Manager, addressed to the Underwriters, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit C hereto. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Manager and certificates of public officials.

5.4 Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Clifford Chance US LLP, counsel for the Underwriters, addressed to the Underwriters, in form and substance satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Manager and certificates of public officials.

5.5 No Material Adverse Change; Officers’ Certificates. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, and the Representatives shall have received certificates of each of (A) the Chief Executive Officer and the Chief Financial Officer of the Company and (B) the Chief Executive Officer and the Chief Financial Officer of the Manager, dated as of the Closing Time, to the effect that (i) there has been no Material Adverse Effect, (ii) the representations and warranties in Section 1.1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), (iii) each of the Company and the Manager has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

5.6 Accountants’ Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus. Such letters shall address the audited financial statements, any unaudited interim financial statements (including a statement that such unaudited financial statements have been reviewed in accordance with the standards established under Statement on Auditing Standards No. 100) and any pro forma financial statements and also shall provide customary negative assurances.

5.7 Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that Ernst & Young LLP reaffirms the statements made in the letter furnished pursuant to Section 5.6, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time. In the event that the letter referred to in this Section 5.7 sets forth any such changes, decreases or increases, it shall be a further condition to the obligations of the Underwriters that (i) such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Representatives deem such explanation unnecessary, and (ii) such changes, decreases or increases do not, in the sole judgment of the Representatives, make it impractical or inadvisable to proceed with the purchase and delivery of the Shares as contemplated by the Registration Statement, the General Disclosure Package and the Prospectus.

5.8 Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

5.9 No Objection. At the Closing Time, FINRA shall have not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

5.10 Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit D hereto signed by the persons listed on Schedule D hereto.

5.11 Delivery of Prospectus. The Company shall have complied with the provisions hereof with respect to the furnishing of prospectuses, in electronic or printed format, on the New York business day next succeeding the date of this Agreement.

5.12 Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2.2 hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Manager contained herein and the statements in any certificates furnished by the Company and the Manager hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(a) Officers’ Certificates. A certificate, dated such Date of Delivery, of each of (A) the Chief Executive Officer and the Chief Financial Officer of the Company and (B) the Chief Executive Officer and the Chief Financial Officer of the Manager, confirming that the certificate delivered at the Closing Time pursuant to Section 5.5 hereof remains true and correct as of such Date of Delivery.

(b) Opinion of Counsel for the Company. The favorable opinions of Hunton & Williams LLP, counsel for the Company, each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery to the same effect as the opinions required by Section 5.2 hereof.

(c) Opinion of Counsel for the Manager. The favorable opinions of Wyatt Early Harris Wheeler LLP, counsel for the Manager, each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery to the same effect as the opinions required by Section 5.3 hereof.

(d) Opinion of Counsel for the Underwriters. The favorable opinion of Clifford Chance US LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5.4 hereof.

(e) Bring-down Comfort Letter. A letter from Ernst & Young LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5.6 hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three days prior to such Date of Delivery.

5.13 Additional Documents. At the Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

5.14 Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that this paragraph and Sections 1, 6, 7, 8 and Section 9.1 shall survive any such termination and remain in full force and effect.

Section 6. Indemnification

6.1 Indemnification of Underwriters. The Company and the Manager, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (a), (b) and (c) below:

(a) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, any Issuer-Represented Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(b) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6.4 below) any such settlement is effected with the written consent of the Company; and

(c) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under Sections 6.1(a) or (b) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, if applicable, or any Preliminary Prospectus, any Issuer-Represented Free Writing Prospectus, or the Prospectus (or any amendment or supplement thereto); provided that the parties acknowledge and agree that the only written information that the Underwriters have furnished to the Company specifically for inclusion in the Registration Statement, Preliminary Prospectus and Prospectus (or any amendment or supplement thereto) is the information contained in the Prospectus in paragraphs 10 and 11 in the section entitled “Underwriting.”

6.2 Indemnification of Company, the Manager and Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company and the Manager and each of their respective directors and each of the Company’s officers who signed the Registration Statement, and each person, if any, who controls the Company or the Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6.1, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any Preliminary Prospectus, any Issuer-Represented Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement (or any amendment thereto), including Rule 430B Information or any Preliminary Prospectus, any Issuer-Represented Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) is the information contained in the Prospectus in paragraphs 10 and 11 in the section entitled “Underwriting.”

6.3 Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6.1 above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6.2 above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

6.4 Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6.1(b) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

Section 7. Contribution

If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Manager, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Manager, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Manager, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Manager and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Manager, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Manager or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Manager and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company and the Manager, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Manager, as the case may be. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint. The Company’s and the Manager’s respective obligations to contribute pursuant to this Section 7 are joint and several.

Section 8. Representations, Warranties and Agreements to Survive Delivery

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Manager submitted pursuant hereto, shall remain operative and in full force and effect, regardless of (A) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, or any person controlling the Company or the Manager, and (B) delivery of and payment for the Securities.

Section 9. Termination of Agreement

9.1 Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus (exclusive of any supplement thereto), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, including without limitation as a result of terrorist activities, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or (iv) if trading generally on the NYSE, the NYSE Amex or in The NASDAQ Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

9.2 Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that this paragraph and Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

Section 10. Default by One or More of the Underwriters

If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either (i) the Representatives or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

Section 11. Notices

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at Credit Suisse Securities (USA) LLC, 11 Madison Avenue, New York, New York 10010, Attention: LCD–IBD, to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Equity Capital Markets Syndicate Desk, to Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, 4th Floor, New York, New York 10019, Attention: Syndicate Desk, to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Investment Banking Division and to Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Department, with a copy to Clifford Chance US LLP, 31 West 52nd Street, New York,

New York 10019, Attention: Andrew S. Epstein; notices to the Company shall be directed to it at Hatteras Financial Corp., 110 Oakwood Drive, Suite 340, Winston Salem, North Carolina 27103, Attention: Michael Hough, with a copy to (which shall not constitute notice) Hunton & Williams LLP, 421 Fayetteville Street, Raleigh, North Carolina 27601, Attention: Jeffrey M. Sullivan.

Section 12. No Advisory or Fiduciary Relationship

The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Manager, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or the Manager, or their respective stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Manager with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Manager on other matters) and no Underwriter has any obligation to the Company or the Manager with respect to the offering contemplated hereby, except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Manager, and (v) the Underwriters and their respective agents have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Manager have consulted their own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 13. Parties

This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Manager and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Manager and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Manager and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

Section 14. Governing Law and Time

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 15. General Provisions

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in any number of counterparts, each one of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. The exchange of copies of this Agreement and of signature pages by facsimile or other electronic means shall constitute effective execution and delivery of this Agreement by the parties hereto and may be used in lieu of the original signature pages to this Agreement for all purposes. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

[Signature page follows.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Manager in accordance with its terms.

Very truly yours,

HATTERAS FINANCIAL CORP.

By:	/s/ Benjamin M. Hough
Name: Benjamin M. Hough
Title: President and Chief Operating Officer

ATLANTIC CAPITAL ADVISORS LLC

By:	/s/ Benjamin M. Hough
Name: Benjamin M. Hough
Title: President and Chief Operating Officer

[Signature page to Purchase Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Marcin Urbaszek
Name: Marcin Urbaszek
Title: Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Francis Windels
Name: Francis Windels
Title: Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Carlos Alvarez
Name: Carlos Alvarez
Title: Managing Director

KEEFE BRUYETTE & WOODS, INC.

By:	/s/ Scott Studwell
Name: Scott Studwell
Title: Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Kathy Bergsteinsson
Name: Kathy Bergsteinsson
Title: Executive Director

[Signature page to Purchase Agreement]

WELLS FARGO SECURITIES, LLC

By:	/s/ David Herman
Name: David Herman
Title: Director

Each for themselves and as Representatives of the other Underwriters named in Schedule A hereto.

[Signature page to Purchase Agreement]

SCHEDULE A

Name of Underwriter	Number of Initial Securities

Credit Suisse Securities (USA) LLC	3,325,000
Deutsche Bank Securities Inc.	3,325,000
Keefe, Bruyette & Woods, Inc.	3,325,000
Morgan Stanley & Co. LLC	3,325,000
Wells Fargo Securities, LLC	3,325,000
RBC Capital Markets, LLC	875,000

Total	17,500,000

Sch. A-1

SCHEDULE B

Issuer-Represented General Free Writing Prospectus

None.

Sch. B-1

SCHEDULE C

HATTERAS FINANCIAL CORP.

17,500,000 Shares of Common Stock

(Par Value $0.001 Per Share)

1.	Share price to the public determined on a per transaction basis

2.	Number of shares offered: 17,500,000 shares

Sch. C-1

SCHEDULE D

Michael R. Hough

Benjamin M. Hough

Kenneth A. Steele

William H. Gibbs

Frederick J. Boos, II

Jeffrey D. Miller

Thomas D. Wren

Ira G. Kawaller

David W. Berson

Exh. D-1